Exhibit 99.1

Xometry Reports First Quarter 2024 Results

•
Q1 revenue increased 16% year-over-year to $123 million driven by marketplace growth of 24% year-over-year.
•
Q1 gross profit increased 22% year-over-year driven by 37% growth in marketplace gross profit. Q1 marketplace gross margin increased 320 basis points year-over-year to a record 32.0%.
•
Q1 Adjusted EBITDA loss of $7.5 million, a 37% improvement year-over-year driven by higher revenue, gross profit, and operating efficiencies.
•
2024 growth initiatives include: expanding buyer and supplier networks; driving deeper enterprise engagement; expanding the marketplace menu; growing internationally and enhancing supplier services.

NORTH BETHESDA, MD., May 9, 2024 /Globe Newswire/-- Xometry, Inc. (NASDAQ:XMTR), the global AI-powered marketplace connecting enterprise buyers with suppliers of manufacturing services, today reported financial results for the first quarter ended March 31, 2024.

“Powered by AI, our marketplace continues to gain significant market share as buyers and suppliers realize the value, convenience and resiliency of our platform,” said Randy Altschuler, Xometry’s CEO. “In Q1 2024, we delivered better than expected revenue driven by strong 24% marketplace revenue growth. Marketplace growth was driven by robust 32% growth in Active Buyers. We expect our current initiatives to continue to drive long-term growth.”

“We delivered strong marketplace gross margin expansion to a record 32% and improved our Q1 Adjusted EBITDA loss by 37% year-over-year,” said James Miln, Xometry’s CFO. “We expect to continue to improve our year-over-year progress towards profitability in 2024 through operating leverage, partly offset by international and enterprise growth investments.”

First Quarter 2024 Financial Highlights

•
Total revenue for the first quarter 2024 was $123 million, an increase of 16% year-over-year.
•
Marketplace revenue for the first quarter of 2024 was $107 million, an increase of 24% year-over-year.
•
Supplier services revenue for the first quarter of 2024 was $15.5 million, a decrease of 17% year-over-year driven primarily by the exit of the lower-margin tools and materials business, which reduced revenue by approximately $2 million year-over-year.
•
Total gross profit for the first quarter 2024 was $47.9 million, an increase of 22% year-over-year.
•
Marketplace Active Buyers increased 32% from 44,451 as of March 31, 2023 to 58,504 as of March 31, 2024.
•
Marketplace Accounts with Last Twelve-Months Spend of at least $50,000 increased 25% from 1,109 as of March 31, 2023 to 1,381 as of March 31, 2024.
•
Active Paying Suppliers decreased 6% from 7,621 as of March 31, 2023 to 7,159 as of March 31, 2024. Excluding the exited tools and materials business, Active Paying Suppliers decreased 2% year-over-year.
•
Net loss attributable to common stockholders was $16.6 million for the quarter, a decrease of $1.7 million year-over-year. Net loss for Q1 2024 included $6.0 million of stock-based compensation and $3.2 million of depreciation and amortization expense.

•
Adjusted EBITDA was negative $7.5 million for the quarter, reflecting an improvement of $4.3 million year-over-year.

First Quarter 2024 Business Highlights

•
Introduced enhanced features for our Teamspace enterprise collaboration software. Teamspace moves the Xometry marketplace from a focus on individual buyers and parts to procurement teams managing essential programs. New features include enhanced collaboration, order management tools and comprehensive quote histories. Since the launch of Teamspace, over 2,300 teams have been created.
•
Launched a marketplace buyer dashboard for tooling processes, including injection molding. New dashboard provides engineers and procurement professionals details about their various tools, as well as a view of their tool production workflow (tracking everything from quoting, design-for-manufacturability and tool production and part production).
•
Expanded the xometry.eu marketplace menu, including adding Vacuum Casting to the Instant Quoting engine allowing customers to take advantage of low-cost, high-quality plastic production. Added 200 classic RAL colors to our finishing options and launched Czech language on the site, xometry.eu/cs, marking Xometry’s 15th local-language.
•
Started beta testing a number of new features for Thomas, including new self-serve tools for suppliers to create custom advertising campaigns on Thomasnet. The new tools let suppliers select from among 78,000 categories and keywords that best reflect their products and services and present a range of suggested budgets tailored to their marketing spend.

Financial Summary

(In thousands, except per share amounts)

(Unaudited)

	For the Three Months Ended March 31,
	2024	2023	% Change

Consolidated
Revenue	$122,690	$105,326	16%
Gross profit	47,902	39,369	22%
Net loss attributable to common stockholders	(16,616)	(18,344)	9%
EPS, basic and diluted, of Class A and Class B common stock	(0.34)	(0.38)	11%
Adjusted EBITDA(1)	(7,459)	(11,767)	37%
Non-GAAP net loss(1)	(5,742)	(9,766)	41%
Non-GAAP EPS, basic and diluted(1), of Class A and Class B common stock	(0.12)	(0.20)	40%

Marketplace
Revenue	$107,186	$86,680	24%
Cost of revenue	72,907	61,747	(18)%
Gross Profit	$34,279	$24,933	37%
Gross Margin	32.0%	28.8%	3.2%

Supplier services
Revenue	$15,504	$18,646	(17)%
Cost of revenue	1,881	4,210	55%
Gross Profit	$13,623	$14,436	(6)%
Gross Margin	87.9%	77.4%	10.5%

(1)
These non-GAAP financial measures, and the reasons why we believe these non-GAAP financial measures are useful, are described below and reconciled to their most directly comparable GAAP measures in the accompanying tables.

Key Operating Metrics(2):

	As of March 31,
	2024	2023	% Change

Active Buyers(3)	58,504	44,451	32%
Percentage of Revenue from Existing Accounts(3)	95%	96%
Accounts with Last Twelve-Months Spend of at Least $50,000(3)	1,381	1,109	25%
Active Paying Suppliers(3)(4)	7,159	7,621	(6)%

(2)
These key operating metrics are for Marketplace and Supplier Services. See “Key Terms for our Key Metrics and Non-GAAP Financial Measures” below for definitions of these metrics.
(3)
Amounts shown for Active Buyers, Accounts with Last Twelve-Months Spend of at Least $50,000, and Active Paying Suppliers are as of March 31, 2024 and 2023, and Percentage of Revenue from Existing Accounts is presented for the quarters ended March 31, 2024 and 2023.
(4)
Excluding the impact of the exit of the tools and materials business, Active Paying Suppliers was down 2% year-over-year.

Financial Guidance and Outlook:

	Q2 2024
	(in millions)
	Low	High
Revenue	$127	$129
Adjusted EBITDA	$(8)	$(6)

•
Expect Q2 2024 revenue growth of 14%-16% year-over-year to $127-$129 million.
•
Expect Q2 2024 Adjusted EBITDA loss of $6.0-$8.0 million.
•
Expect fiscal 2024 marketplace revenue growth of at least 20% year-over-year and expect supplier services revenue to be down approximately 10% year-over-year.
•
For fiscal 2024, we expect improved operating leverage as compared to fiscal 2023, partly offset by international and enterprise growth investments.

Xometry’s second quarter 2024 and full year 2024 financial outlook is based on a number of assumptions that are subject to change and many of which are outside of its control. If actual results vary from these assumptions, Xometry’s expectations may change. There can be no assurance that Xometry will achieve these results.

Reconciliation of Adjusted EBITDA on a forward-looking basis to net loss, the most directly comparable GAAP measure, is not available without unreasonable efforts due to the high variability and complexity and low visibility with respect to the charges excluded from this non-GAAP measure; in particular, the effects of stock-based compensation expense specific to equity compensation awards that are directly impacted by unpredictable fluctuations in Xometry’s stock price. Xometry expects the variability of the above charges to have a significant, and potentially unpredictable, impact on its future GAAP financial results.

Use of Non-GAAP Financial Measures

To supplement its consolidated financial statements, which are prepared and presented in accordance with generally accepted accounting principles in the United States of America (“GAAP”), Xometry, Inc. (“Xometry”, the “Company”, “we” or “our”) uses Adjusted EBITDA, non-GAAP net loss and non-GAAP Earnings Per Share basic and diluted, which are considered non-GAAP financial measures, as described below. These non-GAAP financial measures are presented to enhance the user’s overall understanding of Xometry’s financial performance and should not be considered a substitute for, nor superior to, the financial information prepared and presented in accordance with GAAP. The non-GAAP financial measures presented in this release, together with the GAAP financial results, are the primary measures used by the Company’s management and board of directors to understand and evaluate the Company’s financial performance and operating trends, including period-to-period comparisons, because they exclude certain expenses and gains that management believes are not indicative of the Company’s core operating results. Management also uses these measures to prepare and update the Company’s short and long term financial and operational plans, to evaluate investment decisions, and in its discussions with investors, commercial bankers, equity research analysts and other users of the Company’s financial statements. Accordingly, the Company believes that these non-GAAP financial measures provide useful information to investors and others in understanding and evaluating the Company’s operating results in the same manner as the Company’s management and in comparing operating results across periods and to those of Xometry’s peer companies. In addition, from time to time we may present adjusted information (for example, revenue growth) to exclude the impact of certain gains, losses or other changes that affect period-to-period comparability of our operating performance.

The use of non-GAAP financial measures has certain limitations because they do not reflect all items of income and expense, or cash flows, that affect the Company’s financial performance and operations. Additionally, non-GAAP financial measures do not have standardized meanings, and therefore other companies, including peer companies, may use the same or similarly named measures but exclude or include different items or use different computations. Management compensates for these limitations by reconciling these non-GAAP financial measures to their most comparable GAAP financial measures in the tables captioned “Reconciliations of Non-GAAP Financial Measures” included at the end of this release. Investors and others are encouraged to review the Company’s financial information in its entirety and not rely on a single financial measure.

Key Terms for our Key Metrics and Non-GAAP Financial Measures

Marketplace revenue: includes the sale of parts and assemblies on our platform.

Supplier service revenue: includes the sales of marketing and advertising services and, to a lesser extent, financial service products, SaaS-based solutions and the sale of tools and materials, which was discontinued during the second quarter of 2023.

Active Buyers: The Company defines “buyers” as individuals who have placed an order to purchase on-demand parts or assemblies on our marketplace. The Company defines Active Buyers as the number of buyers who have made at least one purchase on our marketplace during the last twelve months. We adjusted the number of our Q1 2023 active buyers in 2024 to reflect an immaterial correction.

Active Suppliers: The Company defines “suppliers” as individuals or businesses that have been approved by us to either manufacture a product on our platform for a buyer or have utilized our supplier services, including our digital marketing services, data services, financial services or tools and materials. The Company defines Active Suppliers as suppliers that have used our platform at least once during the last twelve months to manufacture a product or buy tools or materials.

Percentage of Revenue from Existing Accounts: The Company defines an “account” as an individual entity, such as a sole proprietor with a single buyer or corporate entities with multiple buyers, having purchased at least one part on our marketplace. The Company defines an existing account as an account where at least one buyer has made a purchase on our marketplace.

Accounts with Last Twelve-Month Spend of At Least $50,000: The Company defines Accounts with Last Twelve-Month Spend of At Least $50,000 as an account that has spent at least $50,000 on our marketplace in the most recent twelve-month period.

Active Paying Suppliers: The Company defines Active Paying Suppliers as individuals or businesses who have purchased one or more of our supplier services, including digital marketing services, data services, financial services or tools and materials on our platforms, during the last twelve months.

Adjusted earnings before interest, taxes, depreciation and amortization (Adjusted EBITDA): The Company defines Adjusted EBITDA as net loss, adjusted for interest expense, interest and dividend income and other (expenses) income, provision for income taxes, and certain other non-cash or non-recurring items impacting net loss from time to time, principally comprised of depreciation and amortization, amortization of lease intangible, stock-based compensation, charitable contributions of common stock, income from unconsolidated joint venture, impairment of assets, and acquisition and other adjustments not reflective of the

Company’s ongoing business, such as adjustments related to purchase accounting, the revaluation of contingent consideration, transaction costs and executive severance.

Non-GAAP net loss: The Company defines non-GAAP net loss as net loss adjusted for depreciation and amortization, stock-based compensation, amortization of lease intangible, amortization of deferred costs on convertible notes, loss on sale of property and equipment, charitable contributions of common stock, impairment of assets, and acquisition and other adjustments not reflective of the Company’s ongoing business, such as adjustments related to purchase accounting, the revaluation of contingent consideration, transaction costs and executive severance.

Non-GAAP Earnings Per Share, basic and diluted (Non-GAAP EPS, basic and diluted): The Company calculates non-GAAP earnings per share, basic and diluted as non-GAAP net loss divided by weighted average number of shares of common stock outstanding.

Management believes that the exclusion of certain expenses and gains in calculating Adjusted EBITDA, non-GAAP net loss and non-GAAP EPS, basic and diluted provides a useful measure for period-to-period comparisons of the Company’s underlying core revenue and operating costs that is focused more closely on the current costs necessary to operate the Company’s businesses and reflects its ongoing business in a manner that allows for meaningful analysis of trends. Management also believes that excluding certain non-cash charges can be useful because the amount of such expenses is the result of long-term investment decisions made in previous periods rather than day-to-day operating decisions.

About Xometry

Xometry’s (NASDAQ:XMTR) AI-powered marketplace, popular Thomasnet® industrial sourcing platform and suite of cloud-based services are rapidly digitizing the $2 trillion manufacturing industry. Xometry provides manufacturers the critical resources they need to grow their business and makes it easy for buyers to create locally resilient supply chains. The Xometry Instant Quoting Engine® leverages millions of pieces of data to analyze complex parts in real-time, matches buyers with the right suppliers globally, and provides accurate pricing and lead times. Learn more at www.xometry.com or follow @xometry.

Conference Call and Webcast Information

The Company will host a conference call and webcast to discuss the results at 8:30 a.m. ET (5:30 a.m. PT) on May 9, 2024. In addition to its press release announcing its first quarter 2024 financial results, Xometry will release an earnings presentation, which will be available on its investor website at investors.xometry.com.

Xometry, Inc. First Quarter 2024 Earnings Presentation and Conference Call

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Thursday, May 9, 2024
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8:30 a.m. Eastern / 5:30 a.m. Pacific
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Please dial (888) 596-4144 (US/CAN) or (646) 968-2525 (International) to listen to the call
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To register please use the following Conference ID 2007915
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To access the webcast use the following link: https://edge.media-server.com/mmc/p/wexbrys4/
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You may also visit the Xometry Investor Relations Homepage at investors.xometry.com to listen to a live webcast of the call

Cautionary Information Regarding Forward-Looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, which statements involve substantial risks and uncertainties. Forward-looking statements generally relate to future events or our future financial or operating performance. In some cases, you can identify forward-looking statements because they contain words such as “may,” “will,” “should,” “expect,” “plan,” “anticipate,” “could,” “would,” “intend,” “target,” “project,” “contemplate,” “believe,” “estimate,” “predict,” “potential” or “continue” or the negative of these words or other similar terms or expressions that concern our expectations, strategy, plans or intentions. Forward-looking statements in this press release include, but are not limited to, our beliefs regarding our financial position and operating performance, including our outlook and guidance for the second quarter and full year of 2024, our expectations regarding our full year marketplace and supplier services revenue; and statements regarding our strategy, products and platform capabilities. Our expectations and beliefs regarding these matters may not materialize, and actual results in future periods are subject to risks and uncertainties that could cause actual results to differ materially from those projected, including risks and uncertainties related to: competition, managing our growth, financial performance, our ability to forecast our performance due to our limited operating history, investments in new products or offerings, our ability to attract buyers and sellers to our marketplace, legal proceedings and regulatory matters and developments, any future changes to our business or our financial or operating model, our brand and reputation, and the impact of fluctuations in general macroeconomic conditions, such as fluctuations in inflation and rising interest rates. The forward-looking statements contained in this press release are also subject to other risks and uncertainties that could cause actual results to differ from the results predicted, including those more fully described in our filings with the SEC, including our Annual Report on Form 10-K for the year ended December 31, 2023, our Quarterly Reports on Form 10-Q, and other filings and reports that we may file from time to time with the SEC. All forward-looking statements in this press release are based on information available to Xometry and assumptions and beliefs as of the date hereof, and we disclaim any obligation to update any forward-looking statements, except as required by law.

Investor Contact:	Media Contact:
Shawn Milne VP Investor Relations 240-335-8132 shawn.milne@xometry.com	Matthew Hutchison Corporate Communications for Xometry 415-583-2119 matthew.hutchison@xometry.com

Xometry, Inc. and Subsidiaries

Condensed Consolidated Balance Sheets

(In thousands, except share and per share data)

(Unaudited)

	March 31,	December 31,
	2024	2023
Assets
Current assets:
Cash and cash equivalents	$45,701	$53,424
Marketable securities	208,078	215,352
Accounts receivable, less allowance for credit losses of $2.4 million and $2.4 million as of March 31, 2024 and December 31, 2023	69,324	70,102
Inventory	2,890	2,885
Prepaid expenses	5,998	5,571
Other current assets	9,366	8,897
Total current assets	341,357	356,231
Property and equipment, net	37,579	35,637
Operating lease right-of-use assets	11,152	12,251
Investment in unconsolidated joint venture	4,211	4,114
Intangible assets, net	34,856	35,768
Goodwill	262,827	262,915
Other assets	489	471
Total assets	$692,471	$707,387
Liabilities and stockholders’ equity
Current liabilities:
Accounts payable	$13,989	$24,710
Accrued expenses	46,193	41,845
Contract liabilities	9,613	7,357
Income taxes payable	2,208	2,484
Operating lease liabilities, current portion	6,731	6,799
Total current liabilities	78,734	83,195
Convertible notes	282,234	281,769
Operating lease liabilities, net of current portion	9,345	10,951
Deferred income taxes	275	275
Other liabilities	288	778
Total liabilities	370,876	376,968
Commitments and contingencies
Stockholders’ equity
Preferred stock, $0.000001 par value. Authorized; 50,000,000 shares; zero shares issued and outstanding as of March 31, 2024 and December 31, 2023, respectively	—	—
Class A Common stock, $0.000001 par value. Authorized; 750,000,000 shares; 46,010,987 shares and 45,489,379 shares issued and outstanding as of March 31, 2024 and December 31, 2023, respectively	—	—
Class B Common stock, $0.000001 par value. Authorized; 5,000,000 shares; 2,676,154 shares issued and outstanding as of March 31, 2024 and December 31, 2023, respectively	—	—
Additional paid-in capital	656,554	648,317
Accumulated other comprehensive income	381	855
Accumulated deficit	(336,488)	(319,872)
Total stockholders’ equity	320,447	329,300
Noncontrolling interest	1,148	1,119
Total equity	321,595	330,419
Total liabilities and stockholders’ equity	$692,471	$707,387

Xometry, Inc. and Subsidiaries

Condensed Consolidated Statements of Operations and Comprehensive Loss

(In thousands, except share and per share amounts)

(Unaudited)

	Three Months Ended March 31,
	2024	2023

Revenue	$122,690	$105,326
Cost of revenue	74,788	65,957
Gross profit	47,902	39,369
Sales and marketing	27,200	22,439
Operations and support	14,047	12,608
Product development	9,590	8,125
General and administrative	14,922	15,957
Impairment of assets	-	27
Total operating expenses	65,759	59,156
Loss from operations	(17,857)	(19,787)
Other income (expenses)
Interest expense	(1,189)	(1,198)
Interest and dividend income	2,732	2,695
Other (expenses) income	(387)	17
Income from unconsolidated joint venture	97	66
Total other income	1,253	1,580
Loss before income taxes	(16,604)	(18,207)
Provision for income taxes	-	(136)
Net loss	(16,604)	(18,343)
Net income attributable to noncontrolling interest	12	1
Net loss attributable to common stockholders	$(16,616)	$(18,344)
Net loss per share, basic and diluted, of Class A and Class B common stock	$(0.34)	$(0.38)
Weighted-average number of shares outstanding used to compute net loss per share, basic and diluted, of Class A and Class B common stock	48,577,980	47,699,561

Net loss	$(16,604)	$(18,343)
Comprehensive loss:
Foreign currency translation	(457)	135
Total other comprehensive (loss) income	(457)	135
Comprehensive loss	(17,061)	(18,208)
Comprehensive income attributable to noncontrolling interest	29	5
Total comprehensive loss attributable to common stockholders	$(17,090)	$(18,213)

Xometry, Inc. and Subsidiaries

Condensed Consolidated Statements of Cash Flows

(In thousands)

(Unaudited)

	Three Months Ended March 31,
	2024	2023
Cash flows from operating activities:
Net loss	$(16,604)	$(18,343)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	3,153	2,566
Impairment of assets	—	27
Reduction in carrying amount of right-of-use asset	1,096	1,935
Stock based compensation	6,036	4,694
Revaluation of contingent consideration	137	—
Income from unconsolidated joint venture	(97)	(66)
Donation of common stock	343	370
Loss on sale of property and equipment	—	91
Amortization of deferred costs on convertible notes	464	466
Deferred taxes benefit	—	(23)
Changes in other assets and liabilities:
Accounts receivable, net	532	(2,804)
Inventory	(40)	133
Prepaid expenses	(433)	185
Other assets	(442)	(3,687)
Accounts payable	(10,649)	(503)
Accrued expenses	4,440	(2,119)
Contract liabilities	2,277	1,436
Lease liabilities	(1,671)	(970)
Income taxes payable	(276)	157
Net cash used in operating activities	(11,734)	(16,455)
Cash flows from investing activities:
Purchases of marketable securities	(2,726)	(2,688)
Proceeds from sale of marketable securities	10,000	—
Purchases of property and equipment	(4,347)	(4,186)
Proceeds from sale of property and equipment	—	223
Cash paid for business combination, net of cash acquired	—	(3,349)
Net cash provided by (used in) investing activities	2,927	(10,000)
Cash flows from financing activities:
Proceeds from stock options exercised	1,233	483
Net cash provided by financing activities	1,233	483
Effect of foreign currency translation on cash and cash equivalents	(149)	15
Net decrease in cash and cash equivalents	(7,723)	(25,957)
Cash and cash equivalents at beginning of the period	53,424	65,662
Cash and cash equivalents at end of the period	$45,701	$39,705
Supplemental cash flow information:
Cash paid for interest	$1,438	$1,438
Non-cash investing and financing activities:
Non-cash purchase of property and equipment	—	78
Non-cash consideration in connection with business combination	—	1,593

Xometry, Inc. and Subsidiaries

Reconciliations of Non-GAAP Financial Measures

(In thousands, except share and per share amounts)

(Unaudited)

	For the Three Months Ended March 31,
	2024	2023
Adjusted EBITDA:
Net loss	$(16,604)	$(18,343)
Add (deduct):
Interest expense, interest and dividend income and other (expenses) income	(1,156)	(1,514)
Depreciation and amortization(1)	3,153	2,566
Amortization of lease intangible	180	333
Provision for income taxes	—	136
Stock-based compensation(2)	6,036	4,694
Acquisition and other(3)	686	30
Charitable contribution of common stock	343	370
Income from unconsolidated joint venture	(97)	(66)
Impairment of assets	—	27
Adjusted EBITDA	$(7,459)	$(11,767)

	For the Three Months Ended March 31,
	2024	2023
Non-GAAP Net Loss:
Net loss	$(16,604)	$(18,343)
Add (deduct):
Depreciation and amortization(1)	3,153	2,566
Stock-based compensation(2)	6,036	4,694
Amortization of lease intangible	180	333
Amortization of deferred costs on convertible notes	464	466
Acquisition and other(3)	686	30
Loss on sale of property and equipment	—	91
Charitable contribution of common stock	343	370
Impairment of assets	—	27
Non-GAAP Net Loss	$(5,742)	$(9,766)
Weighted-average number of shares outstanding used to compute Non-GAAP Net Loss per share, basic and diluted, of Class A and Class B common stock	48,577,980	47,699,561

EPS, basic and diluted, of Class A and Class B common stock	$(0.34)	$(0.38)
Non-GAAP EPS, basic and diluted, of Class A and Class B common stock	$(0.12)	$(0.20)

(1)
Represents depreciation expense of the Company’s long-lived tangible assets and amortization expense of its finite-lived intangible assets, as included in the Company’s GAAP results of operations.
(2)
Represents the non-cash expense related to stock-based awards granted to employees, as included in the Company’s GAAP results of operations.
(3)
Includes adjustments related to purchase accounting, the revaluation of contingent consideration, transaction costs and executive severance.

Xometry, Inc. and Subsidiaries

Segment Results

(In thousands)

(Unaudited)

	For the Three Months Ended March 31,
	2024	2023
Segment Revenue:
U.S.	$103,363	$93,903
International	19,327	11,423
Total revenue	$122,690	$105,326

Segment Net Loss:
U.S.	$(11,818)	$(12,937)
International	(4,798)	(5,407)
Total net loss attributable to common stockholders	$(16,616)	$(18,344)

Xometry, Inc. and Subsidiaries

Supplemental Information

(In thousands)

(Unaudited)

	For the Three Months Ended March 31,
	2024	2023
Summary of Stock-based Compensation Expense
Sales and marketing	$1,520	$1,052
Operations and support	2,092	1,697
Product development	1,416	1,076
General and administrative	1,008	869
Total stock-based compensation expense	$6,036	$4,694

Summary of Depreciation and Amortization Expense
Cost of revenue	$185	$44
Sales and marketing	797	791
Operations and support	36	12
Product development	1,913	1,311
General and administrative	222	408
Total depreciation and amortization expense	$3,153	$2,566